UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 3, 2010

Piper Jaffray Companies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31720	30-0168701
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Nicollet Mall, Suite 800, Minneapolis, Minnesota		55402
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(612) 303-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 3, 2010, the Board of Directors of Piper Jaffray Companies (the "Company") increased the size of the Board by one, to nine directors, and elected Michele Volpi to serve as a director of Company for an initial term expiring at the Company’s 2010 annual meeting of shareholders. Mr. Volpi is President and Chief Executive Officer of H.B. Fuller Company, a worldwide formulator, manufacturer and marketer of adhesives, sealants, paints and other specialty chemical products. Mr. Volpi will join the Compensation Committee of the Board of Directors effective May 5, 2010. He will participate in the Company’s 2010 non-employee director compensation program, receiving a pro-rated $60,000 annual cash retainer, a $60,000 initial equity grant and a pro-rated $60,000 annual equity grant to be granted the day of the 2010 annual meeting of shareholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piper Jaffray Companies

February 4, 2010	By:	James L. Chosy

Name: James L. Chosy
Title: General Counsel and Secretary